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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 25, 2002, relating to the financial statements and financial highlights which appear in the January 31, 2002 Annual Report to Shareholders of SunAmerica Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading " General Information - Independent Accountants and Legal Counsel" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
July 2, 2002